SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549









                                FORM 8-K / A#1

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





     Date of Report (date of earliest event reported):  January 13, 1997







                                  MEDCROSS, INC.

            (Exact name of registrant as specified in its charter)







  Florida                      0-17973                 59-2291344

(State or other jurisdiction    (Commission File      (I.R.S. Identification
    of incorporation)               Number)                   No.)




             3227  Bennet Street North, St. Petersburg, FL  33713

                  (Address of principal executive offices)



    Registrant's telephone number, including area code:  (813) 521-1793

Item 7.     Financial Statements and Exhibits

(a); (b)    Financial Statements; Pro Forma Financial Information


    The financial statements of FTI and the pro forma financial information relating to the acquisition required to be filed ursuant to this item, follow.

SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Medcross, Inc.
                                        (Registrant)



Dated:  May 1, 1997                     By:  /s/  John W. Edwards
                                             John W. Edwards, President
                                             Chief Executive Officer


                                             /s/  Karl S. Ryser, Jr.
                                             Karl S. Ryser, Jr. Treasurer
                                             and Chief Financial Officer

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                      Financial Statements for the period
      from the Date of Inception (March 20, 1996) to December 31, 1996

                            Report of Independent Accountants





To the Shareholders of
Family Telecommunications, Incorporated:



We have audited the balance sheet of Family Telecommunications, Incorporated as of December 31, 1996, and the related statements of operations and cash flows for the period from the date of inception (March 20, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Telecommunications, Incorporated as of December 31, 1996, and the results of its operations and its cash flows for the period from the date of inception (March 20, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.





COOPERS & LYBRAND L.L.P.



Salt Lake City, Utah

March 11, 1997

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                 BALANCE SHEET
                            as of December 31, 1996



  ASSETS
Current assets:
  Cash and cash equivalents                                                                $   435,312
  Accounts receivable (net of allowance for doubtful accounts of $781,787)                   1,252,974
  Accounts receivable - related party                                                           30,726
  Other current assets                                                                          20,696
                                                                                             ---------
    Total current assets                                                                     1,739,708
                                                                                             ---------

Furniture and equipment:
  Communications equipment                                                                   1,004,121
  Office furniture and equipment                                                               218,558
                                                                                             ---------
                                                                                             1,222,679
  Less accumulated depreciation                                                               (150,261)
                                                                                             ---------
    Total furniture and equipment, net                                                       1,072,418

Deposits                                                                                        28,491
                                                                                             ---------
      Total assets                                                                         $ 2,840,617
                                                                                             =========

  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                                                         $   139,579
  Accrued liabilities                                                                          322,778
  Accrued wages - officers                                                                     144,000
  Advances from related party                                                                  120,000
  Settlement payable to marketing group                                                        200,000
  Notes payable                                                                                124,000
  Long-term debt - current portion                                                             280,000
                                                                                             ---------
    Total current liabilities                                                                1,330,357
                                                                                             ---------
Long-term debt                                                                               1,711,216
                                                                                             ---------
    Total liabilities                                                                        3,041,573
                                                                                             ---------
Commitments and contingencies (Note 7)

Stockholders' deficit:

  Common stock, $.001 par value, 10,000 shares authorized,
    4,000 issued and outstanding                                                                     4
  Additional paid-in capital                                                                 1,036,915
  Accumulated deficit                                                                       (1,237,875)
                                                                                             ---------
    Total stockholders' deficit                                                               (200,956)
                                                                                             ---------
      Total liabilities and stockholders' deficit                                          $ 2,840,617




                                                                                             =========

The accompanying notes are an integral part of the financial statements.

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                             STATEMENT OF OPERATIONS
       For the period from March 20, 1996 (inception) to December 31, 1996



Revenues:
   Long distance service revenues                                                          $ 3,880,457


Operating expenses:
  Line costs                                                                                 2,841,860
  Commissions                                                                                  460,030
  Selling, general and administrative                                                        1,352,732
  Depreciation and amortization                                                                150,261
  Research and development                                                                      79,609
  Bad debt expense                                                                             784,537
                                                                                             ---------
    Total operating expenses                                                                 5,669,029
                                                                                             ---------

    Operating loss                                                                          (1,788,572)
                                                                                             ---------

Other income (expense):

  Income from sales of communications hardware to a related
    party, (net of  $1,137,828 costs of goods sold)                                            585,541
  Interest income                                                                                2,109
  Interest expense                                                                              (7,524)
  Other expense                                                                                (29,429)
                                                                                             ---------
    Total other income, net                                                                    550,697
                                                                                             ---------


Net loss                                                                                   $(1,237,875)
                                                                                             =========



























The accompanying notes are an integral part of the financial statements.

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                           STATEMENT OF CASH FLOWS
      For the period from March 20, 1996 (inception) to December 31, 1996



Cash flows from operating activities:
  Net loss                                                                                 $(1,237,875)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                                                              150,261
    Provision for losses on accounts receivable                                                784,537
    Increase (decrease) from changes in:
          Receivables                                                                           (2,068,237)
          Other current assets                                                                     (20,696)
          Deposits                                                                                 (28,491)
          Accounts payable and accrued liabilities                                               2,440,577
          Accrued wages - officers                                                                 144,000
          Settlement payable to marketing group                                                    200,000
                                                                                                  --------
            Net cash used in operating activities                                                  364,076
                                                                                                 ---------


Cash flows from investing activities:
  Additions to furniture and equipment                                                            (112,764)
                                                                                                 ---------
    Net cash used in investing activities                                                         (112,764)
                                                                                                 ---------


Cash flows from financing activities:
  Proceeds from short term notes payable                                                           104,000
  Payments on short term notes payable                                                             (40,000)
  Advances from related party                                                                      120,000
                                                                                                 ---------
    Net cash provided by financing activities                                                      184,000
                                                                                                 ---------

Increase in cash and cash equivalents                                                              435,312

Cash and cash equivalents at beginning of year                                                           0
                                                                                                 ---------

Cash and cash equivalents at end of year                                                       $   435,312
                                                                                                 =========


Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                                                       $     3,200
                                                                                                 =========

Non-cash transactions:
  Contribution of equipment and furniture by shareholders
    in exchange for stock of the company                                                       $ 1,036,919
  Additions to furniture and equipment financed
    with trade accounts payable                                                                $    13,000
  Additions to furniture and equipment financed
    with short-term note payable                                                           $        60,000






The accompanying notes are an integral part of the financial statements.

                   FAMILY TELECOMMUNICATIONS, INCORPORATED

                       NOTES TO FINANCIAL STATEMENTS



1.  THE COMPANY AND  SIGNIFICANT ACCOUNTING POLICIES:

    Organization

    Family Telecommunications, Incorporated (the Company), a Utah corporation, began operations on March 20, 1996. The Company provides long-distance telephone services including 1-plus long distance service, toll free services (800/888), worldwide calling card service, worldwide prepaid phone card service, long distance cellular phone service, data line service and T-span service. Through its Carrier Agreement with MCI Telecommunications Corporation, the Company provides long-distance service in the 48 continental states. The Company is a switchless reseller (having no equipment) in all states but Arizona where the Company provides service through its own switches. This allows the Company to offer additional services in its home state and surrounding states and other customized services to its entire customer base.

    The following is a summary of significant accounting policies followed by the Company:

    Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of money market accounts that are readily convertible to cash.

    Furniture and Equipment

    Furniture and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the following estimated useful lives:

            Telecommunications equipment            5-7
            Office equipment and furniture          3-7

    Maintenance and repairs, which are not considered betterments and do not extend the useful life of assets, are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.




















Continued

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS



1.  THE COMPANY AND  SIGNIFICANT ACCOUNTING POLICIES, Continued:

    Research and Development

    Company-sponsored research and development costs related to both present and future products are expensed currently.

    Income Taxes

    The Company has elected to be taxed as a U.S. small business corporation exempt from income taxes under Sub-Chapter S of the Internal Revenue Code.

    Accordingly, the Company's shareholders are responsible for federal and state income taxes on their respective portions of the Company's earnings.

    Concentration of Credit Risk

    Financial instruments that potentially subject the Company to concentration of credit risk are primarily accounts receivable. In 1996 the Company generated approximately 89% of its long-distance revenues from one marketing group, although collections are made from each member of the group. The Company performs credit evaluations of its large customers but generally does not require collateral to support customer receivables.

    The majority of the Company's cash and cash equivalents are held by three financial institutions in Phoenix, Arizona. The Company has $175,000 which exceeds the FDIC insurance limits.

    Estimates

    Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
























Continued

                   FAMILY TELECOMMUNICATIONS, INCORPORATED

2.  ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE:

    The Company has estimated an allowance for doubtful accounts receivable in the amount of $781,787 as of December 31, 1996. Management's estimate takes into consideration current market conditions and the limited collection experience of the Company since inception. Actual write-offs of uncollectible accounts may differ from amounts estimated.


3.  SETTLEMENT PAYABLE TO MARKETING GROUP:

    The Company entered into an agreement during 1996 with a marketing group wherein the group was to share in fees and profits related to telephone usage by the group's members, net of commissions paid to the members. In connection with this agreement, certain disagreements between the Company and the marketing group existed at year end. Subsequent to December 31, 1996, the Company entered into a settlement agreement with the marketing group, wherein the Company agreed to pay the marketing group $200,000 to satisfy all liabilities to the group under the original agreement.


4.  NOTES PAYABLE:

    As of December 31, 1996, the Company has $124,000 in short-term notes payable to various banks and individuals which are due in 1997. Two notes totaling $100,000 are collateralized by some of the Company's furniture and equipment and bear interest at rates ranging from 8 to 11.5 percent.


5.  RELATED PARTY TRANSACTIONS:

    The Company's principal shareholder, is a brother of the president of I-Link Worldwide, Inc. ("I-Link") a subsidiary of Medcross, Inc. During the period from March 20, 1996 (inception) to December 31, 1996, the Company rendered long distance services and sold switching equipment to I-Link. Revenues and expenses relating to these transactions are as follows:

         Long distance revenues                        $     5,026
         Revenues from sale of switching equipment     $ 1,723,369
         Cost of switching equipment sold              $ 1,137,828


















Continued

                   FAMILY TELECOMMUNICATIONS, INCORPORATED

5.  RELATED PARTY TRANSACTIONS, Continued:

    As of December 31, 1996 the Company had a receivable from I-Link for services in the amount of $30,726 and an advance in the amount of $120,000 from I-Link for services to be rendered by the Company for I-Link subsequent to year-end.

    Subsequent to December 31, 1996, the Company entered into a share exchange agreement for the acquisition of the Company by Medcross, Inc. (See Note 8 - Subsequent Events)


6.  COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL:

    At the inception of the Company, owners contributed assets valued at $1,036,919 in exchange for 4,000 shares of the Company's common stock. The contributed assets consisted primarily of telephone switching equipment and office equipment.


7.  COMMITMENTS AND CONTINGENCIES:

    Leases

    The Company leases office space under non-cancelable operating leases. Rental expense for 1996 was $73,000. The leases grant a security interest in substantially all of the Company's furniture and equipment during the term of the lease. Future minimum lease payments under these leases are as follows:

               1997                              $ 109,000
               1998                                113,000
               1999                                119,000
               2000                                 93,000
               2001                                 35,000
                                                   -------

                                                 $ 469,000
                                                   =======

























Continued

                     FAMILY TELECOMMUNICATIONS, INCORPORATED

7.  COMMITMENTS AND CONTINGENCIES, Continued:

    Employment Agreements

    The Company has employment agreements with six employees of the Company providing for a salary continuation (usually five years) in the event of termination for reasons other than cause. As of December 31, 1996, if all of the employees under contract were to be terminated by the Company without cause under these contracts, the Company's total future payments to these employees would be approximately $1,400,000.


8.  SUBSEQUENT EVENTS:

    Restructuring of Account Payable into Long-Term Debt

    As of December 31, 1996 the Company had an account payable in the amount of $1,991,216 to a long distance provider for the Company's line costs. Subsequent to year-end the Company entered into an agreement wherein the $1,991,216 payable and the Company's line charge for January 1997 of approximately $700,000 were converted to a long-term note payable with interest payable at 7%. No interest will be charged until May 5, 1997. The note calls for payments of $50,000 per month beginning May 5, 1997 increasing to $75,000 on April 5, 1998 and $150,000 on October 5, 1998 with a balloon payment of $1,100,000 due on April 5, 1999. Principal payments under the note will be as follows:


                  December 31
                    1997                      $   280,000
                    1998                          901,000
                    1999                        1,519,000
                                                ---------

                                              $ 2,700,000
                                                =========


























Continued

                  FAMILY TELECOMMUNICATIONS, INCORPORATED

8.  SUBSEQUENT EVENTS, Continued:

    Restructuring of Account Payable into Long-Term Debt, Continued

    Under terms of this agreement, the Company is also obligated to make payments on current usage in the amount of $600,000 for February 1997 usage (with a true-up payment 30 days after receipt of the February invoice) and weekly payments for subsequent months current usage in the amount of $125,000 for March and April 1997 and $150,000 for May 1997 and subsequent usage periods. True-up payments for each month will be 30 days after receipt of the respective month's invoice. If usage increases or decreases more than 20% in any weekly or monthly period, the weekly payment will be adjusted consistent with that usage.

    Acquisition of the Company by Medcross, Inc.

    Subsequent to year-end and effective January 1, 1997, the Company entered into a share exchange agreement (the "agreement") with Medcross, Inc. (Medcross). Under the agreement, Medcross will acquire 100% of the Company's outstanding shares of common stock in exchange for 400,000 shares of common stock of I-Link subject to certain contingencies, approval by Medcross shareholders at Medcross' next Shareholders' meeting of an amendment to Medcross' Articles of Incorporation increasing the number of authorized common shares of Medcross and entering into employment contracts with Robert Edwards and Jerry Nelson.

                                MEDCROSS, INC. AND
                 FAMILY TELECOMMUNICATIONS, INCORPORATED (FTI)
                       PRO FORMA COMBINED BALANCE SHEET
                              As of December 31, 1996
                                   (Unaudited)
                                                                                            Pro Forma
                                                         Medcross, Inc.        FTI          Adjustment           Pro Forma
                                                         --------------    -----------     ------------         -----------
  ASSETS
Current assets:
  Cash and cash equivalents                              $  4,500,227     $   435,312                         $  4,935,539
  Accounts receivable less allowances of $1,433,806           780,907       1,283,700     $  (120,000) (D)       1,944,607
  Inventory less allowances of $260,033                       557,036               -                              557,036
  Certificate of deposit - restricted                         208,500               -                              208,500
  Prepaid expenses                                             47,472               -                               47,472
  Other current assets                                         11,411          20,696                               32,107
                                                           ----------       ---------                           ----------
    Total current assets                                    6,105,553       1,739,708                            7,725,261
                                                           ----------       ---------                           ----------
Property and equipment
  Office furniture, equipment and leasehold improvements      388,191         218,558                              606,749
  Network services furniture and equipment                  2,110,996       1,004,121         (84,725) (B)       3,030,392
  Medical equipment and vehicles                            2,975,701               -                            2,975,701
                                                           ----------       ---------                           ----------
                                                            5,474,888       1,222,679                            6,612,842
  Less accumulated depreciation                            (2,618,252)       (150,261)        150,261  (B)      (2,618,252)
                                                          -----------       ---------                           ----------
    Net property and equipment                              2,856,636       1,072,418                            3,994,590
                                                          -----------       ---------                           ----------
Other assets:
  Intangible assets, net                                      486,028               -       2,550,003  (A)       3,036,031
  Certificate of deposit - restricted                       1,761,312               -                            1,761,312
  Other assets                                                224,301          28,491                              252,792
                                                           ----------       ---------                           ----------
   Total other assets                                       2,471,641          28,491                            5,050,135
                                                           ----------       ---------                           ----------
    Total assets                                         $ 11,433,830     $ 2,840,617                         $ 16,769,986
                                                           ==========       =========                           ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                  $  2,379,451     $   926,357     $  (120,000) (D)    $  3,185,808
  Accrued litigation settlement                               821,000               -                              821,000
  Notes payable                                             1,095,000         124,000                            1,219,000
  Current portion of long-term debt                            43,554         280,000                              323,554
  Current obligations under capital lease                     187,047               -                              187,047
                                                           ----------       ---------                           ----------
    Total current liabilities                               4,526,052       1,330,357                             5,736,409
Long-term debt                                                 44,128       1,711,216                             1,755,344
Capital lease obligation                                      236,705               -                               236,705
Minority interest in consolidated subsidiaries                328,328               -                               328,328
                                                           ----------       ---------                            ----------
  Total liabilities                                         5,135,213       3,041,573                             8,056,786
                                                           ----------       ---------                            ----------
Commitments and contingencies

Stockholders' equity:
  Preferred stock                                          2,475,000               -                             2,475,000
  Common stock                                                74,253               4           2,796  (A,C)         77,053
  Additional paid-in capital                              30,874,910       1,036,915       1,374,868  (A,C)     33,286,693
  Accumulated deficit                                    (27,125,546)     (1,237,875)      1,237,875  (C)      (27,125,546)
                                                          ----------       ---------                            ----------
    Total stockholders' equity                             6,298,617        (200,956)                            8,713,200
                                                          ----------       ---------                            ----------
    Total liabilities and stockholders' equity          $ 11,433,830     $ 2,840,617                          $ 16,769,986
                                                          ==========       =========                           ==========

See notes to unaudited pro forma combined financial statements.

MEDCROSS, INC. AND
FAMILY TELECOMMUNICATIONS, INCORPORATED (FTI)
PRO FORMA COMBINED STATEMENT OF OPERATIONS
as of December 31, 1996
(Unaudited)
                                                                                            Pro Forma
                                                         Medcross, Inc.        FTI          Adjustment           Pro Forma
                                                         --------------    -----------     ------------         -----------
Revenues:
  Health care service revenue, net                        $  2,212,544     $         -     $         -          $ 2,212,544
  Network service revenue                                      170,532               -               -              170,532
  Long distance service revenues                                     -       3,880,457          (5,026) (D)       3,875,431
                                                             ---------       --------        ---------            ---------
    Net operating revenue                                    2,383,076       3,880,457                            6,258,507
                                                            ----------       ---------                            ---------

Operating costs and expenses:
  Line costs                                                         -       2,841,860                            2,841,860
  Commissions                                                        -         460,030                              460,030
  Salaries and benefits                                      1,825,138         854,609          (5,026) (D)       2,674,721
  Selling, general and administrtive                         2,863,963         498,123                            3,362,086
  Communications network expense                             1,120,779               -                            1,120,779
  Depreciation and amortization                              1,094,004         150,261         272,600  (E)       1,516,865
  Provision for inventory valuaton                             260,033               -                              260,033
  Repairs and maintenance                                      288,662               -                              288,662
  Provision for doubtful account                               197,565         784,537                              982,102
  Research and development                                     347,504          79,609                              427,113
  Acquired in-process research and development expense      14,577,942               -                           14,577,942
                                                            ----------       ---------                           ----------
    Total operating costs and expenses                      22,575,590       5,669,029                           28,512,193
                                                            ----------       ---------                           ----------
Operating loss                                             (20,192,514)     (1,788,572)                         (22,253,686)
                                                            ----------       ---------                           ----------

Other income (expense):
  Sales of equipment                                                 -         585,541        (585,541) (D)               -
  Interest expense                                          (2,191,629)         (7,524)                          (2,199,153)
  Interest income                                              147,322           2,109                              149,431
  Equity in net income (loss) of
    unconsolidated subsidiaries                                 (3,211)              -                               (3,211)
  Litigation settlement expense                               (821,000)              -                             (821,000)
  Other                                                         (8,108)        (29,429)                             (37,537)
                                                            ----------       ---------                           ----------
    Total other expense                                     (2,876,626)        550,697                           (2,911,470)
                                                            ----------       ---------                           ----------
Loss before minority interest in loss of
  consolidated subsidiaries                                (23,069,140)     (1,237,875)                         (25,165,156)

Minority interest in income of consolidated subsidiaries         4,900               -                                4,900
                                                            ----------       ---------                           ----------

Net loss                                                  $(23,064,240)    $(1,237,875)                        $(25,160,256)
                                                            ==========       =========                           ==========

Net loss per common share after preferred dividends       $      (6.53)                                       $       (6.55)
                                                                  ====                                                 ====










See notes to unaudited pro forma combined financial statements.

                               MEDCROSS, INC. AND
                   FAMILY TELECOMMUNICATIONS, INCORPORATED (FTI)
                NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1 - Basis of Preparation:

The unaudited pro forma combined balance sheet as of December 31, 1996 and the unaudited pro forma combined statements of operations for the year ended December 31, 1996 give effect to the acquisition of 100% of the outstanding common stock of Family Telecommunications Incorporated (FTI) by Medcross, Inc. (the "Company") as if the acquisition, accounted for under the purchase method of accounting, had occurred on the balance sheet date with respect to the balance sheet and on March 20, 1996 (date of inception of FTI) with respect to the statement of operations.

The pro forma financial statements have been prepared based upon the financial statements of the Company and FTI as of and for the year ended December 31, 1996. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon certain estimates which may change as additional information becomes available. The pro forma financial statements should be read in conjunction with the audited financial statements for the Company and FTI.


NOTE 2 - Pro forma Adjustments:

The pro forma adjustments reflected in the pro forma financial statements are summarized in items A to E below:

  A. Pro forma adjustment reflects the purchase of all of the outstanding common stock of FTI by the Company in return for the issuance of 400,000 shares of common stock of the Company to the stockholders of FTI:

           Common stock  (400,000 shares
             issued at $.007 par value with a
             market value of $6.03 per share)                $     2,800

          Additional paid-in capital                           2,411,783
                                                               ---------
          Purchase price                                       2,414,583

          Net liabilities assumed                                135,420
                                                               ---------
          Excess (allocated to intangible
              assets and goodwill)                           $ 2,550,003
                                                               =========

  B. Pro forma adjustments to reflect the effect of purchase price allocation adjustments to property and equipment.

  C. Pro forma adjustments to remove FTI stockholders' equity accounts as of December 31, 1996 as part of the purchase price allocation process.

  D. Removal of the following intercompany transactions occurring during 1996:

           .  intercompany accounts receivable and payables ($120,000)
           .  intercompany sales of long distance service ($5,026)
           . profit on intercompany sale of equipment resulting in gain to FTI ($585,541)

  E. Pro forma adjustments to record amortization of intangible assets (see item A above) and adjustment to depreciation of property and equipment due to change in value as a result of purchase price allocations (see item B above).

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